Exhibit 10.1

MediaZone Services Agreement

MEDIAZONE SERVICES (INCLUDING MEDIAZONE SOCIAL TELEVISION)
AGREEMENT

THIS MEDIAZONE SERVICES (INCLUDING MEDIAZONE SOCIAL TELEVISION) AGREEMENT (“Agreement”) is made and entered into as of this 10/4, 2006, by and between MediaZone.com Inc, a California corporation with offices at 1 Circle Star Way, Third Floor, San Carlos, CA 94070 (“Company”) and Watchit Media, Inc. a Delaware corporation with offices at 3485 W. Harmon Ave. Las Vegas, Nevada 89103 (“Content Provider”) (collectively the “Parties”).

BACKGROUND

A.  Company carries on business as a global provider of high quality video/audio on demand and streaming platforms and services, and also operates broadband content services which are accessible at various worldwide web sites on the Internet (the “Company Web Sites”). Company currently provides the following services which enable the distribution of digital content to. authorized end users: Social Television Channel, VOD Service and the E-Commerce Upsell Link (the “MediaZone Services”).

B.   Content Provider is in the business of, among other things, distributing and licensing media assets, and holds the content distribution rights to certain content as described more fully in Exhibit A attached hereto (“Content”).

C.   Content Provider wishes to utilize, and Company is willing to provide, one or more of the MediaZone Service(s) as specified in Exhibit A in connection with the distribution of the Content, and Content Provider, as the sole and exclusive owner of, or as the holder of the requisite legal right to distribute, such Content, desires to license such Content to Company, all on the basis of and subject to the terms and conditions of this Agreement.

In consideration of the promises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Definitions.

In addition to those terms defined either in the body of this Agreement or in the Memorandum of Terms in Exhibit A hereto, the following capitalized terms shall have the following meanings where used in this Agreement:

“Client Application” - a client application developed by Company that provides a secure, peer-to-peer streamed digital television experience combined with social Interactivity and which is delivered via the Internet;

“E-Commerce Upsell Link” - an upsell link created by the Company which is associated with specific media Content and which directs traffic to a third-party website for e-commerce sale of goods or services;

“Internet” - the global collection of interconnected computer networks utilizing TCP/IP protocols including the worldwide web but excluding, for the avoidance of doubt, the use of any closed proprietary network for delivery to user group;

“Internet Protocol Television* (“IPTV”) - the transmission of a program, channel and/or service to a user group utilizing the IP protocol and a closed proprietary network where typically the operator controls the physical pipes and infrastructure;

“Net Video Advertising Revenue” - the gross revenue actually collected from the sale of video advertising inserted in the video Content distributed by means of the Selected MediaZone Services, less any applicable taxes, standard agency commission, any standard industry levies, refunds and chargebacks, and any other third party costs including costs in respect of distribution, syndication, production, transmission, hosting, storage, bandwidth, insertion and related costs;

“Net Branded Entertainment Revenue” - the gross revenue actually collected from the sale of branded entertainment integrated with video Content, including but not limited to sponsorship, character integration, storyline integration, on-air brand mentions, product placement, co-marketing, co-branding, and co-promotional opportunities, in connection with the Selected MediaZone Services less any applicable taxes, standard agency commission. refunds and charge backs, any standard industry levies and any other third party costs including without limitation costs in respect of distribution, syndication, production, transmission, hosting, storage, bandwidth, insertion and related costs;

“Net Content Revenue”- the gross retail sales revenue actually collected generated from the distribution of video Content by means of the Selected MediaZone Services less all applicable taxes, refunds and chargebacks, and all of Company’s third party costs including without limitation costs in respect of distribution, syndication affiliate fees, production, transmission, credit card transactional charges, hosting, encoding, storage and bandwidth;

“Online Television” - the transmission of a program, channel or other video content and/or social interactive service by means of an “open” system of television delivery over the internet that is based on open Web standards and which is intended for display on any form of viewing device;

“Social Television Channel” - a television-like video experience with the interactive features found online which utilizes the Client Application, The Social Television Channel is assembled from distinct full-length programs, short clips/highlights and promotional/advertising programs, and is streamed as a 24/7 feed. It may be used to create branded entertainment channels for specific target demographics;

“Video on Demand Service” (“VOD Service”) - a video-on-demand service which enables the download of paid or free downloadable media content, delivered via the Websites and/or the Social Television Channel on a pay-per-view (PPV) or rental, subscription and/or paid or free ad-supported download basis.

2.    Provision of MediaZone Services and License Grant.

A.    Subject to the terms and conditions of this Agreement:

•       Company undertakes to provide to Content Provider one or more MediaZone Services as described in Exhibit A (the “Selected MediaZone Services”); and

•       Content Provider hereby grants to Company and Company hereby accepts a non exclusive, worldwide right and license, including the right of sublicense, distribution and syndication, during the Term, to perform such acts in connection with the Content as are necessary for the Selected MediaZone Services . The foregoing license specifically includes but is not limited to the right for Company to use, edit, translate, subtitle in any language, digitize, localize, encode, reproduce, distribute, broadcast, transmit, publish, publicly perform and display, archive, store and syndicate the Content, alone, in part, or as part of a bundled package with other products, via any means now or hereinafter in existence (including, without limitation, by means of physical delivery over the Internet, including without limitation digital audio transmission and streaming content and Online Television - a local area network, IPTV, and/or mobile and wireless networks and devices through the Territory whether such means, forms and/or media exist now or in the future (and irrespective of whether such means, forms and/or media are currently foreseeable) for purposes of offering the Content to authorized end users (“End Users”), in any portion, or its entirety, offer or provide access to the Content on or through the Company Web Sites and/or such other web sites as determined by Company, allow End Users to download, store and copy for non-commercial purposes the Content, incorporate the Content in Company’s advertisements and promotions and display advertisements in connection with any display of the Content and to issue sublicenses to enable syndication partners to do the same (collectively, “Use”).

B. Content Provider hereby grants to Company a non-exclusive, world-wide right and license to use Content Provider’s trademarks, service marks or trade names (“Marks’) required in connection with Company’s Use of the Content. Company agrees to furnish Content Provider, from time to time as requested, such documentation as reasonably requested by Content Provider concerning Company’s Use of the Marks. Any use of such Marks by Company shall inure to the benefit of Content Provider and Company shall not knowingly take any action that is inconsistent with Content Provider’s ownership thereof.

3.    Compensation and Payment.

A. In consideration of the provision of the Selected MediaZone Services by Company and in consideration of the Content license granted by Content Provider hereunder, the parties shall pay the following fees as specifically set forth in Exhibit A (the “Fees”):

A. 1 Set Up and Maintenance Fees

Content Provider shall pay Company the set up and maintenance fees as specified in Exhibit A in respect of each Social Television Channel;

A.2 Share of Net Content Revenue. Net Advertising Revenue and Net Branded Entertainment Revenue

Each of Content Provider and Company shall pay the other the share of such revenue as specified in Exhibit A; and

A.3 E-commerce Referral Fee

Content Provider shall pay Company the referral commission as specified in Exhibit A in respect of the E-Commerce Upsell Link.

B. The Fees shall be calculated on a quarterly calendar basis (the “Accounting Period”). Each of Company and Content Provider shall provide the other with a written account of the Fees owed to such party as applicable for each Accounting Period no later than thirty (30) days after the termination of the preceding full quarterly period (i.e., the period commencing on the first (1st) day of January, April, July and October except that the first and last calendar periods may be shorter, depending on the effective and termination dates of this Agreement).

C.    All fees payable hereunder shall be based on the on the oanda.com quoted interbank exchange rate on the date on which such payment is due (or if oanda.com ceases to exist or to provide foreign exchange quotations, then another recognized currency converter website). All payments shall be made in U.S. currency by check drawn on a U.S. bank and mailed to the address provided herein, unless otherwise agreed in writing between the parties.

D.   Each party will maintain accurate books and records with respect to the calculation of all payments due under this Agreement. Each party shall have the right, not more than once annually and upon reasonable notice to the other party, to have an auditor from an accounting firm mutually agreeable to the parties inspect the other party’s books and records with respect to the subject matter of this Agreement; provided, however, such auditor executes an agreement of confidentiality in a form reasonably acceptable to the audited party. The results of any audit may not be disclosed to any third party without the written consent of the audited party, except where such disclosure is made pursuant to a court order or the order of any competent government or regulatory body.

E.    In the event that such inspection reveals an underpayment by the audited party of the actual Fees owed to the Company or the Content Provider as applicable for any Accounting Period, the audited party shall pay the amount of the underpayment within thirty (30) days of receipt of notice of any undisputed amount owed, If such underpayment is in excess of ten percent (10%) of the amount owed for any Accounting Period, then the audited party shall also reimburse the auditing party for the cost of such audit.

F.  If Content Provider disputes in good faith the terms of an invoice issued by Company, Content Provider shall raise such dispute with Company and shall provide details of the basis for its dispute within 45 days of the Invoice date, failing which Content Provider shall be deemed to have waived its right to dispute such invoice.

G.  Content Provider acknowledges that:

•    Company makes no representations nor gives any warranty or undertaking that any particular level of gross receipts or revenue share will be achieved; and

•    Company reserves the right to issue refunds and charge backs to End Users, advertisers and/or agencies without Content Provider’s knowledge, if deemed appropriate by Company in its reasonable determination.

4. Delivery of Content

A.   Content Provider will have sole responsibility for providing to Company, at its own expense, all Content in conformance with the description and technical specifications set forth in Exhibit B attached hereto. Company shall perform final quality assurance and other error testing. In the event Company testing determines, at Company’s sole discretion, any quality correction in the Content is required to meet the specifications, Content Provider shall resubmit to Company, within five (5) days of Company’s request, Content conforming to the requirements provided in writing by Company. In the event that Content Provider fails to deliver the Content in conformance with this Section 4(A), Company may terminate this Agreement immediately upon notice to Content Provider.

B.   Content Provider shall, at its sole cost and expense, obtain any and all necessary consents and licenses relating to Company’s and the End Users’ use of the Content under this Agreement. Content Provider will provide any intellectual property registrations, licenses or other evidence of rights relating to the Content as requested by Company.

C.    All risk of loss for the Content will remain with Content Provider prior to acceptance by Company of the Content at the location set forth in Exhibit A. All costs in connection with the manufacture and delivery of the Content, including the cost of any insurance, will be borne exclusively by Content Provider.

D.    Company shall have the right, at its sole discretion, to withdraw from provision to End Users any Content which fails to conform to Company’s rating standards, as determined solely by the Company and/or which otherwise fails to comply with the provisions of this Agreement. No Fees shall be paid to Content Provider for any such withdrawn Content.

5.   Marketing and Hosting.

A.  Company and Content Provider agree to cooperate in, and share the cost and expense of marketing the Content as further set forth on Exhibit C hereof.

B.   Company will, at Company’s sole discretion, be responsible for the hosting, storage and management of the Content. Nothing herein creates any liability on the part of Company for any interruptions and errors which may occur from time to time as a result thereof.

C.   Content Provider acknowledges that Company does not guarantee continuous, uninterrupted or secure operation of and/or access to the Selected MediaZone Services, and that the operation of the Selected MediaZone Services and the Websites may be interfered with by numerous factors outside Company’s reasonable control.

6.   Ownership.

A.   Except as provided hereunder, Content Provider shall retain all worldwide right, title and interest in and to the Content (including, but not limited to, ownership of all copyrights and other intellectual property rights therein), as well as all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the license granted to Company under this Agreement.

B.    Company and/or its partners and affiliates will retain all worldwide right, title, and interest in and to all Company Web Sites, the Client Application and the MediaZone Services (including, but not limited to, ownership of all copyrights, trademarks, look and feel and other intellectual property rights therein), as well as all right, title and interest in and to its trademarks, service marks and trade names worldwide, including any goodwill associated therewith,

C.    Notwithstanding anything to the contrary herein, Company shall have sole control over the content, composition, and “look and feel” of the Company Web Sites, the Client Application and the MediaZone Services (including the application of trademarks and other intellectual property rights thereto belonging to Company, its partners or affiliates) and the Content displayed thereby; provided, however, that Content Provider will receive attribution, in a form approved by Company, for the Content, including reference to its Marks.

D.   Company will use commercially reasonable efforts to provide commercially available digital rights management (“DRM”) conforming to current industry standards for Content, except where such DRM or other digital restriction management is prohibited by law or regulation, or where any Content, as delivered to Company, is subject to DRM or other digital restriction management restrictions or prohibitions. Content Provider acknowledges that nothing herein guarantees the efficacy or uninterrupted application of such DRM.

7.    Term.

This Agreement, except as otherwise provided herein, shall be in full force and effect commencing on the date of execution by both Parties and shall continue for the period set forth in the Memorandum of Terms (the “Term”).

8.    Termination, Effect of Termination and Survival.

A.  This Agreement may be terminated by either Party upon sixty (60) days written notice to the other Party in the event of a breach of a material provision of this Agreement by the other Party, provided that in the case of a breach capable of remedy, the breaching Party fails to cure such breach during such sixty (60) day period;

B.   Upon termination or expiration of this Agreement, all rights granted herein shall revert to their original owner, and all payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within sixty (60) days thereof.

C.   Any termination or expiration of this Agreement shall be without prejudice to any other rights or remedies a party may be entitled to hereunder, at law or in equity and shall not affect any accrued rights or liabilities of either party nor the coming Into or continuance in force of any provision of this Agreement which is expressly or by implication intended to come into or continue in force on or after such termination or expiration.

D.   Company reserves the right to suspend its performance (or any aspect thereof) under this Agreement at any time for any act which Company determines in good faith in its sole discretion to be harmful to the MediaZone Services and/or to any End User, or to be in violation of any applicable law or regulation.

9.    Confidentiality

A.   Neither Party shall disclose the Confidential Information, as defined below, of the other Party to any third party (except its employees, consultants and other contractors) without the written consent of the disclosing Party. The receiving Party agrees that it will not use Confidential Information of the disclosing Party for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of the disclosing Party. The receiving Party further agrees that Confidential information shall remain the sole property of the disclosing Party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing Party to the receiving Party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.  For purposes of this Agreement, “Confidential Information” shall mean any confidential technical data, trade secret, know-how or other confidential information disclosed by any Party hereunder in writing, orally, electronically, by drawing or other form and which is marked or otherwise expressly identified as confidential at the time of disclosure and/or which would by reason of the nature of the information and/or the context in which it is disclosed reasonably be deemed to be confidential.

B.    Notwithstanding anything to the contrary herein, Confidential Information shall not include information which: (i) is known to the receiving Party at tine time of disclosure or becomes known to the receiving Party without breach of this Agreement; (ii) is or becomes publicly known through no wrongful act of the receiving Party or any subsidiary of the receiving Party; (iii) is rightfully received from a third Party without restriction on disclosure; (iv) Is independently developed by the receiving Party or any of its subsidiary; (v) is furnished to any third party by the disclosing Party without restriction on its disclosure; (vi) is approved for release upon a prior written consent of the disclosing Party; (vii) disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

C.    Upon the request of the disclosing Party, the receiving Party will promptly return all Confidential Information furnished hereunder and all copies thereof.

D.   Except as otherwise set forth In this Agreement, Content Provider will not make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the Company, provided that this shall not preclude Content Provider from publicizing its use of the MediaZone Services without disclosing specific terms of this Agreement. Except with respect to any lending and financing arrangement, neither Party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, any Party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after or concurrently with giving prior notice to the other Party.

10. Warranties and Limitation of Liability.

A.   Company warrants and represents that: (a) Company has full right and power to enter into this Agreement; and (b) neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any agreement Company has with any third party or any constitution, statute, regulation, rule, injunction, judgment, order, decree ruling, charge or other restriction of any government, governmental agency, or court to which Company is subject or any provision of its charter or bylaws.

B.    Content Provider warrants and represents that: (a) Content Provider has full right and power to enter into this Agreement; (b) neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any agreement Content provider has with any third party or any constitution, statute, regulation, rule, injunction, judgment, order, decree ruling, charge or other restriction of any government, governmental agency, or court to which Content Provider is subject or any provision of its charter or bylaws; (c) all Content is original or under a valid license to Content Provider with right to provide the license as set forth hereto to Company; (d) at all times during the Term of this Agreement it will have obtained and shall continue to hold and comply with all legal rights and all required authorizations to use, display and distribute the Content as contemplated by this Agreement (including all consents, clearances and licenses required from the copyright holders of the Content and including all necessary music, mechanical transfer and performing rights clearances); (e) neither the execution and performance of this Agreement nor the transactions contemplated herein, infringes, misuses, misappropriates or conflicts with any existing rights, including copyright, patent and intellectual property rights or other rights or contract rights, licensed to or from, or owned by. a party other than Content Provider; (e) the Content shall be in compliance with all applicable laws, rules, regulations, orders and directions enacted within the applicable jurisdiction or issued from time to time by any competent regulatory authority with respect to the Content, including without limitation all applicable privacy laws; (f) neither the Content nor any part thereof will infringe any intellectual property right, performing right, right of privacy, or other proprietary right or interest of any third party nor will it constitute a misuse of any confidential Information of a third party or breach any law or be defamatory, obscene, libelous or otherwise unlawful within the applicable territory nor shall it violate any commercial rights to a third party’s name and likeness, or any privacy or personal rights of any third party; and (g) Content Provider shall comply with all applicable statutes, regulations and rules related to its performance hereunder.

C.    Content Provider further represents, covenants and agrees that it shall not breach or become in default of any of its contracts, agreements or obligations relating to the licensing of any know-how, intellectual property, component, software, technology or documentation required to provide the Content to Company hereunder and that it shall promptly provide Company with written notice should Content Provider discover that it is or it anticipates that it may be or it has been notified to be in breach or in default under such third party agreements. Upon receipt of such notice, Company may either demand that Content Provider immediately cure such breach or default, if curable, or Company, at its sole discretion, may attempt to cure such breach or default on behalf of Content Provider, provided however, that any attempt by Company to cure such breach or default shall not release Content Provider from any liability for such breach or default and Content Provider shall indemnify and hold harmless Company for any and all claims arising out of Company’s attempt to cure such breach or default. Content Provider shall repay to Company, Company’s costs and expenses related to the cure of such breach or default and in addition to any other available remedies at law or in equity, Company may withhold from any Fees due to Content Provider the amount of any such costs and expenses not immediately repaid by Content Provider upon receipt of Company’s demand for such payment.

D.    EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER COMPANY NOR ITS AFFILIATES OR PARTNERS MAKE ANY WARRANTY OR REPRESENTATION IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER. IN ADDITION TO THE AFOREGOING DISCLAIMER CONTENT PROVIDER RXPRESSLY ACKNOWLEDGES AND AGREES THAT THE MEDIAZONE SERVICES ARE PROVIDED ON AN “AS IS” BASIS ONLY AND NEITHER COMPANY NOR ANY OF ITS AFFILIATES AND/OR PARTNERS MAKES ANY REPRESENTATION OR GIVES ANY WARRANTY THAT SUCH SERVICES (INCLUDING ANY THIRD PARTY SOFTWARE WHICH IS USED BY THE MEDIAZONE SERVICES FOR CERTAIN FUNCTIONS INCLUDING BUT NOT LIMITED TO FUNCTIONS SUCH AS ENCODING AND THE APPLICATION OF SECURITY AND DRM FUNCTIONALITY AND PROTECTIONS) WILL BE ERROR FREE, WILL ACCOMPLISH THE SPECIFIED INTENT OR THAT THEY WILL PERFORM IN ACCORDANCE WITH ANY PARTICULAR LEVEL OR STANDARD AS APPLICABLE. NEITHER COMPANY NOR ITS AFFILIATES OR PARTNERS WILL BE LIABLE TO CONTENT PROVIDER FOR ANY FAILURE OF THE MEDIAZONE SERVICES AND/OR SUCH THIRD PARTY SOFTWARE OR FOR ANY UNAUTHORIZED ACCESS TO COPYING OR DOWNLOADING OF THE CONTENT WHICH OCCURS WITHOUT THE KNOWLEDGE AND/OR CONSENT OF COMPANY AND CONTENT PROVIDER CONTENT PROVIDER ACKNOWLEDGES FURTHER THAT THE ENTIRE RISK ARISING OUT OF THE USE OF THE MEDIAZONE SERVICES AND THE CLIENT APPLICATION REMAINS WITH CONTENT PROVIDER, AND THAT COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES IN RESPECT OF ANY MATTER IN CONNECTION WITH THE PERFORMANCE OF ANY ACT OR FAILURE TO ACT BY ANY SYNDICATION

PARTNER AND COMPANY ASSUMES NO LIABLITY FOR THE ACTS AND OMISSIONS OF ITS SYNDICATION PARTNERS.

E.  IN NO EVENT SHALL COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, SHAREHOLDERS OR AGENTS BE LIABLE TO CONTENT PROVIDER OR TO ANY THIRD PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS OR BUSINESS INTERRUPTION) ARISING OUT OF OR IN ANY WAY RELATED TO COMPANY’S PERFORMANCE HEREUNDER, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. IN ADDITION IN NO EVENT SHALL COMPANY’S LIABILITY TO CONTENT PROVIDER AND/OR TO ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS ACTUALLY RECEIVED BY COMPANY FROM CONTENT PROVIDER HEREUNDER.

11. Indemnification.

A.   Content Provider shall defend, indemnify and hold harmless Company, its parent, affiliated companies and partners (including syndication partners) and their respective officers, directors, employees and agents and the End Users from and against any and all liabilities, damages costs and fees (including reasonable attorney’s fees) for any third party claims or actions arising out of or relating to. (i) any breach of its representations and warranties made hereunder including without limitation breach of the warranties with respect to any Content provided by Content Provider to Company pursuant to this Agreement; or (ii) the failure of the Content(s) to perform to specification as set forth in Exhibit B; (iii)any third party website which offers or provides e-commerce sales of goods and/or services to which End Users are directed by means of the E-Commerce Upsell Link and/or any related e-commerce transaction; (iv) infringement or violation of any trademark, copyright, trade secret, patent or other existing proprietary right with respect to any Content; and (v) allegations of unfair trade practice, trade libel or misrepresentation based on any promotional material, packaging, documentation or other materials provided by or prepared by Content Provider or at Content Provider’s direction with respect to the Content. In the event that Company is enjoined from distributing and/or otherwise making Use of any Content due to a claim for which Content Provider is obligated to indemnity Company pursuant to this Section, at Company’s option, Content Provider shall: (a) procure a license from any claimants with respect to the challenged Content that shall enable Company to continue Using the Content; (b) modify the Content so as to make it non-infringing; or (c) recall any and all affected Content and pay Company its actual unrecouped expenditures; or (d) cause such injunction to be vacated or dismissed within sixty (60) days of its issuance so that Company is able to continue its Use of the Content as set forth herein without liability. Company reserves the right to remove or otherwise render inaccessible any illegal, infringing or otherwise inappropriate Content as determined by Company in its sole discretion.

B.   Company shall defend, indemnify and hold harmless Content Provider, its parent, affiliated companies and partners and their respective officers, directors, employees and agents from and against any and all liabilities, damages, costs and fees (including reasonable attorney’s fees) for any third party claims or actions arising out of or relating to any breach of its representations and warranties made hereunder.

C.   If any action shall be brought against one of the parties hereto in respect to which indemnity may be sought against the other Party (the “Indemnifying Party” pursuant to Sections 11.A or 11.B the Indemnifying Party’s obligation to provide such indemnification shall be conditioned on prompt notice of such claim (including the nature of the claim and the amount of damages and nature of other relief sought) being provided to the Indemnifying Party by the Party against which such action is brought (the “Indemnified Party”). The Indemnified Party shall cooperate with the Indemnifying Party in all reasonable respects in connection with the defense of any such action at the expense of the indemnifying Party. The Indemnifying Party may. upon written notice to the Indemnified Party, undertake to conduct all proceedings or negotiations in connection with the action, assume the defense thereof, including settlement negotiations in connection with the action, and shall be responsible for the costs of such defense, negotiations and proceedings. The indemnifying Party shall have sole control of the defense and settlement of any claims for which it provides indemnification hereunder, provided that the Indemnifying Party shall not enter into any settlement of such claim which involves the imposition of liability on the Indemnified Party or an admission of wrongdoing by the Indemnified Party without the prior approval of the Indemnified Party. The Indemnified Party shall have the right to retain separate counsel and participate in the defense of the action or claim at its own expense. In the event that the Indemnifying Party refuses or does not promptly agree to assume control of the defense and settlement of any claim for which it must provide indemnification hereunder, then the indemnified Party shall have sole control of the defense and settlement of such claim, and shall have the right to enter into any settlement of such claim without the prior approval of the Indemnifying Party.

12.  Notice.

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to such Party at the address set forth in Exhibit A, or at such other address as such Party may designate by five (5) days’ advance written notice to the other Party,

13.   Entire Agreement.

This Agreement and the Exhibits attached hereto and incorporated by reference herein, represent and contain the entire agreement and understanding between the Parties hereto with respect to the subject matter of this Agreement, and supersedes any and all prior oral and written agreements and understandings. No representation, warranty, condition; understanding or agreement of any kind with respect to the subject matter shall be relied upon by the Parties except those contained herein. This Agreement may not be amended or modified except by an agreement signed by both Parties. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.   Governing Law.

This Agreement shall be construed and governed in all respects by the laws of the State of California, (excluding principles of conflicts of law), as if this Agreement were executed in and to be wholly performed in the State of California. The parties hereby irrevocably waive any and all claims and defenses either might otherwise have in any action or proceeding based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense. If any dispute arises at any time between the parties in connection with this Agreement, and the parties are unable to resolve the dispute within 30 days of the dispute arising, then either party may refer the matter in dispute for determination by final and binding arbitration conducted by a single arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”). The arbitrator shall be appointed by the relevant appointing authority under the rules of the AAA on the written request of either party. The arbitration shall be conducted in English in the State of California.

15.   Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Instrument This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of both Parties hereto.

16.   Severability.

If any provision of this Agreement or the application thereof, shall for any reason and to any extent be determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, the remaining provisions of this Agreement shall be interpreted so as best to reasonably effect the intent of the Parties hereto. The Parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such invalid and unenforceable provisions.

17.   Assignment.

Content Provider may assign this Agreement or the rights and obligations hereunder to an affiliate company with the prior express written approval of the Company, which approval shall not be unreasonably withheld or delayed. Company may assign this Agreement and the rights and obligations hereunder to any third party. This Agreement binds and inures to the benefit of permitted assigns.

18.   Further Assurances.

Each Party agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the purposes of and intent of this Agreement.

19.   Waiver.

No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial or waiver exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20.   Equitable Relief.

The parties acknowledge that each Party’s performance of its respective obligations hereunder are of a unique, unusual, extraordinary and intellectual character which gives them a special value, the loss of and/or damage to which may not be reasonably or adequately compensated in damages in an action at law, that a material breach by either Party of this Agreement may cause the non-breaching Party significant and irreparable injury and damage and, therefore, that the non-breaching Party shall be entitled to seek injunctive relief to prevent such injury or damage.

21.   Attorney’s Fees.

In the event of any litigation between the parties hereto, the prevailing Party shall be entitled to recover reasonable attorney’s fees in addition to other relief as the court may award.

22.   Language.

This Agreement shall be controlled by the English Language. No version of this Agreement in any language other than English shall be binding upon the Parties. All correspondence, notices and documentation, including without limitation, documentation regarding any dispute regarding this Agreement, shall be in the English language.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its hand on the day indicated.

Company:		Content Provider Name

MediaZone.com Inc.		Name:	Watchit Media, Inc.

By		By.	/s/ J.R. Lavelle
Printed Name		Printed Name	J.R. Lavelle
Title	VP FINANCE	Title	Chief Executive Officer

EXHIBIT A
Memorandum of Terms — Year 1

MediaZone.com		Watchit Media
Address:		Address:
1 Circle Star Way		655 Montgomery St.,
Third Floor		Suite 1000
San Carlos, CA 94070		San Francisco, CA 94111

Attn:	Mariana Danilovic	Attn:	James R. Lavelle, Chairman & CEO
Phone:	650 801 4419	Phone:	415 477 9909
Fax:	650 595 8096	Fax:
Email:	mariana.danilovic@MediaZone.com	Email:	james.lavelle@watchitmedia.com

Selected	1. Social Television Channel
MediaZone	2. VOD Service
Services	3. E-Commerce Upsell Link
Territory
Set-Up &	Set Up Fee – one-time fee to launch channel of US$ WAIVED....;
Maintenance
Fees	Maintenance Fee – monthly fee to maintain channel of US$ WAIVED ,

	MZ Sale				Content Provider Sale
	MZ Site		CP Site		MZ Site		CP Site
Revenue	MZ	CP	MZ	CP	MZ	CP	MZ	CP
Net Advertising Revenue	NA	NA	NA	NA	0%	100%	0%	100%
Net Branded Entertainment Revenue	NA	NA	NA	NA	0%	100%	0%	100%

	MZ Sale
	MZ Site		CP Site
Revenue	MZ	CP	MZ	CP
Net Pay Media Revenue	65%	35%	35%	65%

E-commerce Referral Fee	Content Provider shall pay Company a referral commission of 20% for e-commerce sales/referrals by means of the E-Commerce Upsell Link.
Term	12 months.
Description of Content	Watchit Media Network – Network featuring upscale entertainment and lifestyle from Las Vegas.
Content Delivery Date	October 10, 2006

Memorandum of Terms — Years 2 and 3

MediaZone.com		Watchit Media
Address		Address:
1 Circle Star Way		655 Mcntogomery St.,
Third Floor		Suite 1000
San Carlos, CA 94070		San Francisco, CA 94111

Attn:	Mariana Danilovic	Attn:	James R. Lavelle, Chairman & CEO
Phone:	650 801 4419	Phone:	415 477 9909
Fax;	650 595 8096	Fax:
Email:	mariana.danilovic@MediaZone.com	Email:	james.lavelle@watchitmedia.com

Selected	4. Social Television Channel
MediaZone	5. VOD Service
Services	6. E-Commerce Upsell Link
Territory
Set-Up &	Set Up Fee – one-time fee to launch channel of US$ WAIVED....;
Maintenance
Fees	Maintenance Fee – monthly fee to maintain channel US $10,000.per month....

	MZ Sale				Content Provider Sale
	MZ Site		CP Site		MZ Site		CP Site
Revenue	MZ	CP	MZ	CP	MZ	CP	MZ	CP
Net Advertising Revenue	65%	35%	35%	65%	65%	35%	35%	65%
Net Branded Entertainment Revenue	65%	35%	35%	65%	65%	35%	35%	65%

	MZ Sale
	MZ Site		CP Site
Revenue	MZ	CP	MZ	CP
Net Pay Media Revenue	65%	35%	35%	65%

E-commerce Referral Fee	Content Provider shall pay Company a referral commission of 20% for e-commerce sales/referrals by means of the E-Commerce Upsell Link.
Term	24 months.
Description of Content	Watchit Media Network – Network featuring upscale entertainment and lifestyle from Las Vegas.
Content Delivery Date	October 10, 2006

EXHIBIT B

DELIVERY DATES, ENCODING SPECIFICATIONS AND METADATA REQUIREMENTS

Encoding Specifications TBD

Metadata Requirements TBD

MediaZone Encoding Recommendations

To maximize quality, MediaZone prefers to encode from tape media as close to it’s original as possible. If media is in digital form AVI, MOV or MPEG2 are preferable.

If we receive media that has been previously compressed we will transcode the encoded media to our target format and attempt to maintain quality, but some degradation of the media may be experienced.

MediaZone currently streams media at the following specifications:

• Audio encoding mode:	CBR
• Video encoding mode:	CBR
• Audio Codec:	Windows Media 9
• Audio Format:	64 kbps, 44 kHz
• Video Codec:	Windows Media 9
• Video Bit rate:	436 kbps
• Video Size:	320X240
• Frame Rate:	29.97 fps
• Key Frames:	8s
• Image Quality:	75
• Buffer Size	5s

EXHIBIT C

MARKETING REQUIREMENTS

1.      MediaZone On-air Integration

a.     On-air Mentions – at least 4 per 24 hour period

b.     30 second spots – at least 4 per 24 hour period

c.     Other on-air integration – MediaZone/Watchit Segment for the CES launch to be aired during CES.

2.      MediaZone Social Television On-air Integration

a.     On-air Mentions –two (2) per 24 hour period

b.     30 second spots – two (2) per 24 hour period

c.     Other on-air integration – NA

3.      Integration of MediaZone Social Television with the Content Provider’s Site – YES

4.      Joint Press Releases – at least one (1) per year

5.      Co-Marketing – Including MediaZone logo in print, TV, online, mobile, outdoor and other media campaigns – NA

6.      Co-Promotion – Including MediaZone in the co-promotion with events, five programming, and other channel co-promotional activities – Yes, Inclusion of MediaZone with CES or any other media, technology, and sports conference prior to CES co-promotional activities.